AGREEMENT

This Agreement is entered into on the 1 st Day of December, 2001 between California NewsTech Corp., (hereinafter referred to as the "Company") with a principal place of business at 529 Buchanan Street, San Francisco, CA 94102 and John Arkossh Sr. (hereinafter referred to as the "Consultant") with a principal place of business at 3415 Klamath Woods Pl., Concord, Ca 94518.
                                                                                                                                      1. Witnesses

WHEREAS, the Company is desirous of engaging Consultant upon certain terms and conditions contained in this Consulting Agreement, one of which is the execution of this agreement by Consultant;

WHEREAS , Consultant is skilled in corporate development and financial structures for either public or private offerings and has extensive experience in development stage companies;

WHEREAS, the Company is seeking financing through a private placement and an IPO to implement its business plans and to achieve its strategic goals;

                WHEREAS , the parties are desirous of entering into this CONSULTING AGREEMENT in accordance with the terms and conditions hereinafter set forth.

NOW THEREFORE , in consideration of the promises and mutual covenants and conditions hereinafter contained, it is hereby agreed as follows:

2. Services of Consultant
2.1  Consultant shall provide consulting services in the following area:
2.1.1            Identification and selection of broker dealers and accredited investors to participate in the private placement and IPO financing,
                2.1.2            Consulting and management activities necessary to insure a successful financing and IPO for the Company,
                2.1.3            Investor Relations activities and management
                2.1.4            Corporate financial management activities to insure successful registration with the SEC and NASD.

                                                                                                                                       3. Compensation

               3.1               As compensation for the services to be rendered by the Consultant as outlined above, Consultant shall receive $4,000 per month for a period of 12 months, which shall cover all expenses necessary to perform the functions as outlined above including but not limited to travel, meals and lodging, except for those pre-approved by the Corporation. Consultant understands that the Company has no cash currently and there is a very high risk that the Company will not be able to raise sufficient money and therefore, not be able to pay the above mentioned compensation.

3.2             In addition, Consultant shall act as an Advisor to the Corporation for so long as the Corporation desires, for which services Consultant shall receive 100,000 stock options to purchase shares of Commons Stock of the Company. 50,000 stock options will be exercisable at $0.20/share and 50,000 stock options will be exercisable at $2.00/share and will be granted based on the following:

                A.    10, 000 stock options upon the acceptance of this Agreement by both parties,
                B.     40,000 stock options when the private placement is completed successfully,
                C.     50,000 stock options upon the succesfull launch of the IPO.

                                                                                                                            4. Term

The Term of this Agreement is one year (12 months) and shall begin upon execution of this agreement.

                                                                                                        5. Termination

    5.1       This agreement may be terminated by either party prior to the expiration of the term by 30 days advance written notice of such intentions.
                                          5.1 .1    No such termination shall effect the receipt of consideration therefore received by the Consultant.

                    5.2       This Agreement shall terminate immediately in the event Consultant fails to timely or properly perform any obligation imposed upon Consultant by this
                                Agreement.

                    5.3       In the event the Corporation terminates this agreement without reason, Consultant will be granted the 100,000 stock options immediately.

                                                                                                                                       6.  Confidential Information:

All information (pertaining to any of Company's inventions, designs, tools, equipment, unpublished written materials, plans, processes, costs, methods, systems, improvements, or other private or confidential materials) which is obtained by Consultant in the performance of Contractor's work and which is not publicly disclosed by Company shall be considered as confidential and proprietary to Company.
The terms of Contractor's assignment including the Contractor's compensation and the assignment terms of other Company's employees and the scope of Contractor's work shall be considered confidential. Consultant shall not at any time during or after such employment, disclose such information nor the nature of the service which Consultant renders to Company, except to authorized representative of Company.

                                                                                                                                     7.   Relationship of the Parties:

The parties to this Agreement agree that the relationship created by this Agreement is that of Company-Independent Consultant and that no employer/empoyee relationship by or between the Consultant and the Company is intended by any party.

                                                                                                                                     8.   Consultant Employees:

It shall be the Contractor's responsibility to provide Worker's Compensation insurance and, if applicable, pay any premium "overtime" rate, for its employee who work on the project covered by this Agreement and to make required FICA, FUTA, income tax withholding or other payments related to such employees, and to provide Company with suitable evidence of the same whenever requested. In the event of any claims brought or threatened by any party against the Company related to the status, acts or omissions of Consultant or its personnel, Consultant agrees to cooperate in all reasonable respects , including to support the assertions of Consultant status made in this Agreement. Consultant further agrees to file all necessary personal income tax reports and forms on a timely basis and make all payments due to the appropriate taxing authority.

                                                                                                                                     9.   Right to Supervise:

Consultant shall utilize his own independent judgment and discretion in the performance of the work without supervision or right to supervise or control as to the means and manner including time, location and sequencing of performance by the Company.

                                                                                                                                  10.   Service to Others

Consultant may provide services to others during the term of this Agreement provided that it does not interfere with his obligations and performance hereunder.

                                                                                                                                   11.   Risk of Loss:

Consultant hereby releases Company from any liability relating to representations about the task requirements or to the conditions under which the Consultant will be working. Consultant shall be solely responsible and liable for the services it provides hereunder and will not look to Company for any indemnification or sharing of risk in the performance of its duties or the resulting work product.

                                                                                                                                  12.   Insurance:

Consultant agrees to indemnify and hold Company harmless from any and all liability or expense that Company may incur by reason of bodily injury to any person, or property damage, or both, caused in whole or in part by the acts of the Contractor, its agents, servants and employees while performing work or services pursuant to this Agreement, including reasonable attorney's fees.

                                                                                                                                13.   Entire Agreement:

This Agreement and any attachments or exhibits hereto represent the entire agreement and understanding of the parties and any modification thereof shall not be effective unless contained in writing signed by both parties. Any prior agreements have been merged into this Agreement.

                                                                                                                                14.   Severability:

Each provision of the Agreement shall be considered severable such that if any one provision of clause conflicts with existing or future applicable law, or may not be given full effect because such law, this shall not affect any other provision of the Agreement which can be given effect without the conflicting provision of clause.

                                                                                                                                15.   Right to Assign:

Consultant may not assign its rights under this Agreement or any Purchase Order and may not subcontract its obligations hereunder to others.

                                                                                                                                16.   Conflicts

To the extent that there may be any conflict between the terms of this agreement and any Purchase Order which may be given hereto, this Agreement shall take precedence.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals on the date first above written.

Approval:

California NewsTech Corporation                 Attn: John Arkossh, Sr.
Marian Munz

By: /s/  Marian Munz                                                                                                                                               By:  /s/  John Arkossh, Sr.

Title: President                                                                                                                                                          Title:  Consultant